Exhibit 5.1

North Point • 901 Lakeside Avenue • Cleveland, Ohio 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

March 27, 2013

TransDigm Inc.

1301 East 9th Street, Suite 3000

Cleveland, Ohio 44114

Re:	Registration Statement on Form S-4 Filed by TransDigm Inc.
Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel to TransDigm Inc., a Delaware corporation (the “Company”), and the TransDigm Guarantors (as defined below) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $550,000,000 aggregate principal amount of 5.50% Senior Subordinated Notes due 2020 of the Company (the “Exchange Notes”) for an equal principal amount of 5.50% Senior Subordinated Notes due 2020 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of October 15, 2012 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Company, the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the guarantors listed on Annex B hereto (each, an “Other Guarantor” and, collectively, the “Other Guarantors”; such Other Guarantors and the Covered Guarantors are collectively referred to as the “TransDigm Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the TransDigm Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES MADRID • MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PITTSBURGH • RIYADH • SAN DIEGO SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

JONES DAY

TransDigm Inc.

March 27, 2013

2.	The Guarantee of the Exchange Notes (each, an “Exchange Guarantee”) of each Covered Guarantor, when it is issued and delivered in exchange for the Guarantee of the Outstanding Notes (each, an “Outstanding Guarantee”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

3.	The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee.

For the purposes of our opinion set forth in paragraph 3 above, we have further assumed that (a) each of the Other Guarantors is a corporation or limited liability company existing and in good standing under the laws of its jurisdiction of incorporation or organization as listed opposite such Other Guarantor’s name on Annex B hereto (each, a “Jurisdiction”); (b) the Indenture and the Exchange Guarantees (i) have been authorized by all necessary corporate or limited liability company action, as applicable, of each of the Other Guarantors and (ii) have been executed and delivered by each of the Other Guarantors under the laws of the applicable Jurisdiction; and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Exchange Guarantees by each of the Other Guarantors do not violate or conflict with the laws of the applicable Jurisdiction, the provisions of its articles of incorporation, bylaws or other similar formation or organizational documents, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the TransDigm Guarantors. The opinions expressed herein are limited to (i) the

JONES DAY

TransDigm Inc.

March 27, 2013

laws of the State of New York, (ii) the laws of the State of California, (iii) the laws of the State of Texas, (iv) the laws of the State of Ohio and (v) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Name of Covered Guarantor	State of Incorporation or Organization
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
AmSafe, Inc.	Delaware
AmSafe – C Safe, Inc.	Delaware
AmSafe Commercial Products, Inc.	Delaware
AmSafe Global Holdings, Inc.	Delaware
AmSafe Industries, Inc.	Delaware
AP Global Acquisition Corp.	Delaware
AP Global Holdings, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bruce Aerospace Inc.	Delaware
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Dukes Aerospace, Inc.	Delaware
Hartwell Corporation	California
Malaysian Aerospace Services, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace Investments, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Schneller LLC	Delaware
Schneller Holdings LLC	Delaware
Schneller International Sales Corp.	Ohio
Semco Instruments, Inc.	Delaware
Skurka Aerospace Inc.	Delaware
TransDigm Group Incorporated	Delaware
Transicoil LLC	Delaware
Texas Rotronics, Inc.	Texas
Western Sky Industries, LLC	Delaware

Annex B

Name of Other Guarantor	State of Incorporation or Organization
AvtechTyee, Inc.	Washington
Bridport-Air Carrier, Inc.	Washington
Bruce Industries, Inc.	Colorado
CDA InterCorp LLC	Florida
Harco Laboratories, Incorporated	Connecticut